Exhibit 99.3

EDISON NATION, INC. AND SUBSIDIARIES

UNAUDITED COMBINED FINANCIAL STATEMENTS OF OPERATIONS

On September 4, 2018, Edison Nation, Inc. (the “Company”) completed the acquisition of Edison Nation Holdings, LLC ("ENH"), based in Charlotte, North Carolina. Edison Nation Holdings, LLC acquires intellectual property rights from private inventors and the commercializes that intellectual property. In order to acquire intellectual property rights, the Company operates a website where inventors submit their innovative product ideas. The intellectual property rights acquired through these various sources is then either licensed to manufactures and retailers. In certain instances, the Company develops the intellectual property into innovative products and in other cases the intellectual property is licensed “as is”. In certain other instances the Company develops the intellectual property into products for the Direct Response Television (DRTV) market. For these products, the Company develops and tests infomercials, and then, for those with positive test results, licenses the products to strategic partners in the DRTV industry. The inventors of the intellectual property are paid a percentage of the Company’s revenue from its commercialization. This percentage varies with the Company’s investment in the development of the intellectual property.

The transaction strengthens the Company's position to deliver and develop new and innovative consumer product goods to the consumer market. The Company acquired ENH on September 4, 2018 for $12,320,978. The purchase price was financed with a combination of cash on hand, the issuance of senior convertible notes, the issuance of shares of common stock of the Company and the reservation of shares of the Company that may be issued in exchange for the redemption of certain non-voting membership interests of ENH. See Note 2 — Preliminary purchase price allocation.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 are presented as if the acquisition had occurred on January 1, 2018 and are based upon the unaudited condensed consolidated statements of operations of the Company for the six months ended June 30, 2018 (as filed with the SEC in its Quarterly Report on Form 10-Q for the period ended June 30, 2018) and the unaudited condensed consolidated statements of operations of ENH for the six months ended June 30, 2018 (attached as Exhibit 99.2 in this Current Report on Form 8-K/A).

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 are presented as if the acquisition had occurred on January 1, 2017 and are based upon the audited consolidated statement of operations of the Company for the year ended December 31, 2017 (as filed with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2017) and the audited consolidated statement of operations of ENH for the year ended December 31, 2017 (attached as Exhibit 99.1 in this Current Report on Form 8-K/A).

The financial statements of the Company and ENH have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. There were no transactions between the Company and ENH for the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States (“GAAP”). Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes and should be read in conjunction with the unaudited pro forma condensed combined financial statements.

Acquisition accounting is preliminary and dependent upon fair value estimates that are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. The judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact the Company’s results of operations. The pro forma adjustments related to the acquisition are based upon available information and certain assumptions that management believes are reasonable under the circumstances and have been made solely for the purpose of preparing the unaudited pro forma condensed combined financial statements included in this Form 8-K/A. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could have a material impact on the unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, the audited consolidated financial statements of ENH for the years ended December 31, 2017 and 2016 and the unaudited condensed consolidated financial statements of ENH for the period ended June 30, 2018. The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies or revenue enhancements that the combined company may achieve as a result of the acquisition and the effects of the foregoing items could, individually or in the aggregate, materially impact the unaudited pro forma condensed combined financial statements.

EDISON NATION, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

June 30, 2018

	Edison Nation, Inc.	Edison Nation Holdings, LLC		Pro Forma Adjustments	Edison Nation, Inc. Combined

Assets
Current Assets:
Cash and cash equivalents	$3,930,844	$25,850	(a)	$(9,250)	$3,947,444
Accounts receivable, net	1,654,502	10,648	(a)	(1,775)	1,663,375
Inventory	227,630	370		-	228,000
Prepaid expenses and other current assets	1,159,731	34,752		-	1,194,483
Loan held for investment	500,000	-		-	500,000
Due from related party	1,250,959	-		-	1,250,959
Total current assets	8,723,666	71,620		(11,025)	8,784,261
Property and equipment, net	915,104	2,387		-	917,491
Goodwill	-	-	(b)	12,785,855	12,785,855
Intangible assets	-	75,833	(a)	(21,080)	54,753
Total assets	$9,638,770	$149,840		$12,753,750	$22,542,360

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Current portion of notes payable	$-	$1,720,575	(c)	$(1,720,575)	$-
Current portion of notes payable, related parties	264,896	4,458,556	(c)	(4,458,556)	264,896
Accounts payable	1,283,748	1,013,882	(a) (d)	(865,607)	1,432,023
Accrued expenses and other current liabilities	386,182	183,056	(a)	(165,426)	403,812
Deferred revenues	-	298		-	298
Total current liabilities	1,934,826	7,376,367		(7,210,164)	2,101,029
Notes payable, related parties	2,653,011	1,345,225	(e)	82,935	4,081,171
Notes payable	-	-		-	-
Derivative liability	-	-	(f)	6,682,500	6,682,500
Deferred tax liability	34,209	-		-	34,209
Total liabilities	$4,622,046	$8,721,592		$(444,728)	$12,898,910
Commitments and Contingencies
Stockholders’ Equity (Deficit)
Common stock $0.0001 par value, 250,000,000 shares authorized; 3,000,000 shares issued and outstanding as of December 31, 2017	$4,369	$-		$-	$4,369
Additional paid-in capital / members’ deficit	7,551,951	(9,064,893)		13,691,619	12,178,677
Noncontrolling interest	-	493,141	(g)	(493,141)	-
Retained earnings accumulated (deficit)	(2,539,596)	-		-	(2,539,596)
Total stockholders’ equity (deficit)	5,016,724	(8,571,752)		13,198,478	(9,643,450)
Total liabilities and stockholders’ equity (deficit)	$9,638,770	$149,840		$12,753,750	$22,542,360

The accompanying notes are an integral part of these condensed consolidated financial statements.

EDISON NATION, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2018

	Edison Nation, Inc.	Edison Nation Holdings, LLC		Pro Forma Adjustments	Edison Nation, Inc. Combined

Revenues, net	$7,818,527	$39,338		$-	$7,857,865
Cost of revenues	5,453,215	26,455		-	5,479,670
Gross profit	2,365,312	12,883		-	2,378,195

Other operating revenues:
Royalty and licensing	-	285,770	(h)	(29,553)	256,217
Live product search sponsorship and submission fees	-	26,942		-	26,942
Website subscription fees	-	31,925		-	31,925
Other	-	-		-	-
Total other operating revenues	-	344,637		(29,553)	315,084

Operating expenses:
Selling, general and administrative	2,183,925	451,269	(h) (i)	(83,017)	2,552,177
Selling, general and administrative - stock-based compensation expense	2,027,250	-		-	2,027,250
Total operating expenses	4,211,175	451,269		(83,017)	4,579,427
Operating loss	(1,845,863)	(93,749)		53,464	(1,886,148)

Other (expense) income:
Rental income	51,407	-		-	51,407
Interest (expense) income	(365,137)	(263,356)	(j)	234,806	(393,687)
Total other (expense) income	(313,730)	(263,356)		234,806	(342,280)
Loss before income taxes	(2,159,593)	(357,105)		288,270	(2,228,428)
Income tax expense	144,373	-		-	144,373
Combined Net loss	$(2,303,966)	$(357,105)		$288,270	$(2,372,801)
Net loss attributable to the noncontrolling interest	-	(73)	(k)	73	-
Net loss attributable to Edison Nation Holdings, LLC	(2,303,966)	(357,032)		(73)	(2,372,801)
Combined Net loss income per share
- basic and diluted	$(0.66)				$(0.59)
Weighted average number of common shares outstanding – basic	3,468,617			557,084	4,025,701

The accompanying notes are an integral part of these condensed consolidated financial statements.

EDISON NATION, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2017

	Edison Nation, Inc.	Edison Nation Holdings, LLC		Pro Forma Adjustments	Edison Nation, Inc. Combined

Revenues, net	$14,960,450	$153,765		$-	$15,114,215
Cost of revenues	11,017,625	156,265		-	11,173,890
Gross profit	3,942,825	(2,500)		-	3,940,325

Other operating revenues:
Royalty and licensing	-	968,482	(h)	(2,816)	965,666
Live product search sponsorship and submission fees	-	78,200	(h)	(75)	78,125
Website subscription fees	-	71,841	(h)	(1,667)	70,174
Other	-	135,099	(h)	(15,099)	120,000
Total other operating revenues	-	1,253,622		(19,657)	1,233,965

Operating expenses:
Selling, general and administrative	2,383,104	2,332,193	(h) (i)	(1,275,889)	3,439,408
Operating (loss) income	1,559,721	(1,081,071)		1,256,232	1,734,882

Other (expense) income:
Rental income	102,815	-		-	102,815
Other income	-	5,150	(h)	(5,150)	-
Interest (expense) income	4,000	(466,865)	(j)	409,765	(53,100)
Total other (expense) income	106,815	(461,715)		404,615	49,715
(Loss) income before income taxes	1,666,536	(1,542,786)		1,660,847	1,784,597
Income tax expense	133,105	-		-	133,105
Combined net (loss) income	$1,533,431	$(1,542,786)		$1,660,847	$1,651,492
Net loss attributable to the noncontrolling interest	-	(21,947)	(k)	21,947	-
Net loss attributable to Edison Nation Holdings, LLC	1,533,431	(1,520,839)		1,638,900	1,651,492
Combined net (loss) income per share
- basic and diluted	$0.51				$0,46
Weighted average number of common shares outstanding – basic	3,000,000			557,084	3,557,084

The accompanying notes are an integral part of these condensed consolidated financial statements.

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Edison Nation, Inc.’s and Edison Nation Holdings, LLC’s historical consolidated financial statements as adjusted to give effect to the acquisition of Edison Nation, LLC and the equity and debt issuance necessary to finance the acquisition. The unaudited pro forma combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 give effect to the Edison Nation, LLC acquisition as if it had occurred on January 1, 2018. The unaudited pro forma combined balance sheet as of June 30, 2018 and December 31, 2017 gives effect to the Edison Nation Holdings, LLC acquisition as if it had occurred on January 1, 2017.

Note 2 — Preliminary purchase price allocation

On September 4, 2018, the Company completed the acquisition of all of the voting membership interest of Edison Nation Holdings, LLC for a total purchase price of $12,320,978 comprising of (i) $950,000 cash (ii) the assumption of the remaining balance of the senior convertible debt through the issuance to the holders of 4%, 5-year senior convertible notes (the “New Convertible Notes”), in the aggregate principal and interest amount of the sum of $1,428,161, less debt discount of $500,000 for the approximate fair value of the conversion feature, which are convertible into approximately 285,632 shares of the Company’s common stock, at the option of the holder of such New Convertible Notes (subject to certain adjustments as provided in the Membership Interest Purchase Agreement (the “Purchase Agreement”) among the Company and Edison Nation Holdings, LLC and Edison Nation Holdings, LLC members dated June 29, 2018 and the terms of the New Convertible Notes), (iii) the reservation of 990,000 shares of the Company’s common stock that may be issued in exchange for the redemption of certain non-voting membership interests of EN that will be created specifically in connection with the transaction contemplated by the Purchase Agreement (which exchange obligations may be instead satisfied in cash instead of shares of common stock, in the Company’s sole discretion), and (iv) the issuance of 557,084 shares of the Company’s common stock in satisfaction of the indebtedness represented by promissory notes payable by EN to Venture Six, LLC and Wesley Jones with a total principal balance of $4,127,601.94 as of the date of the Purchase Agreement. The following table summarizes the aggregate purchase price consideration paid to acquire Edison Nation Holdings, LLC:

September 4,
2018
Cash paid to members of Edison Nation Holdings, LLC	$700,000
Repayment of debt and related obligations	250,000
Issuance of 4%, 5-year senior convertible notes to satisfy indebtedness and related obligations	1,428,161
Reservation of 990,000 shares of the Company’s common stock that may be issued in exchange for the redemption of certain non-voting membership interests of EN	6,682,500
Issuance of 557,084 shares of the Company’s common stock to satisfy indebtedness and related obligations	3,760,317
$12,820,978

The Company believes that this combination will further strengthen its future growth opportunities while also increasing product diversification. The Company accounted for this acquisition as a business combination under the acquisition method of accounting. The following table summarizes the preliminary purchase price allocation of fair values of the assets acquired and liabilities assumed at the date of acquisition:

September 4,
2018
Cash and cash equivalents	$68,682
Accounts receivable	15,259
Other current assets	40,204
Property and equipment	1,852

Patents	53,750
Goodwill	12,785,855
Total assets acquired	12,965,602

Accounts payable	75,711
Accrued expenses and other current liabilities	68,913
Total liabilities assumed	144,624
$12,820,978

The Company has preliminarily allocated the majority of the purchase price to goodwill due to the EN entities generating only minimal historical cash flows and therefore minimal identifiable intangible assets. The Company anticipates the goodwill will be tax deductible.

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet

a)	Reflects the removal of assets and liabilities related to the operations of Edison Nation Medical, LLC and Access Innovation, LLC which were not acquired in the transaction by Edison Nation, Inc.
b)	Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of Edison Nation Holdings, LLC's identifiable assets acquired and liabilities assumed as shown in Note 2 — Preliminary purchase price allocation.
c)	Reflects the satisfaction and release of the outstanding notes payable with related parties and unrelated parties prior to the acquisition of Edison Nation Holdings, LLC by Edison Nation, Inc.
d)	Reflects the elimination of the contract labor payable for two former members of Edison Nation Holdings, LLC and aged consulting fees payable to Enventys.
e)	Reflects the convertible note issuance of $1,428,161 necessary to finance the acquisition
f)	Reflects the fair value of the derivative liability related to the reservation of 990,000 shares of the Company’s common stock related to the acquisition of Edison Nation Medical, LLC.
g)	Reflects the elimination of the noncontrolling interest related to Access Innovation, LLC which was not acquired by Edison Nation, Inc. in the transaction.

Adjustments to the pro forma condensed statements of operations

h)	Reflects the removal of revenues and expenses related to the operations of Edison Nation Medical, LLC and Access Innovation, LLC which were not acquired in the transaction by Edison Nation, Inc.
i)	Reflects the elimination of the contract labor expense for two former members of Edison Nation Holdings, LLC.
j)	Reflects the interest expense related to the convertible note issuance of $1,428,161 necessary to finance the acquisition
k)	Reflects the elimination of the noncontrolling interest related to Access Innovation, LLC which was not acquired by Edison Nation, Inc. in the transaction.
l)	Reflects the issuance of 557,084 shares of the Company common stock to former members of Edison Nation Holdings, LLC.